                                                                      Exhibit 11


                            EXHIBIT 11 TO FORM 10-KSB

     COMPUTATION OF EARNINGS PER COMMON SHARE AND COMMON SHARE EQUIVALENTS


                                                                       Year Ended December 31,
                                                                 -----------------------------------
                                                                     1998                   1997
                                                                 ------------           ------------
BASIC EARNINGS PER SHARE
Weighted average common shares outstanding                          9,882,227              1,646,311
                                                                 ------------           ------------
                                                                 ------------           ------------
     Basic loss per share                                        $      (2.97)          $      (3.07)
                                                                 ------------           ------------
                                                                 ------------           ------------

DILUTED EARNINGS PER SHARE
Weighted average common shares outstanding                          9,882,227              1,646,311
Share issuable from assumed conversion of
     common share options and warrants                                     --                  1,338
                                                                 ------------           ------------
Weighted average common shares outstanding, as adjusted             9,882,227              1,647,649
                                                                 ------------           ------------
                                                                 ------------           ------------
     Diluted loss per share                                      $      (2.97)          $      (3.07)
                                                                 ------------           ------------
                                                                 ------------           ------------

EARNINGS FOR BASIC AND DILUTED COMPUTATION
Net income                                                       $(29,321,347)          $ (4,953,803)
Preferred shares dividend                                             (48,138)              (103,153)
                                                                 ------------           ------------
Net income to common shareholders (basic and diluted
     earnings per share computation)                             $(29,369,485)          $ (5,056,956)
                                                                 ------------           ------------
                                                                 ------------           ------------



This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 through 16 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.